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EXHIBIT 99.1

MARKLAND TECHNOLOGIES INC. REPORTS PRELIMINARY UN-AUDITED
REVENUES OF $4,767,000 FOR THE MONTH OF JULY
Tuesday August 10, 11:46 am ET

RIDGEFIELD, Conn., Aug. 10, 2004 (PRIMEZONE) -- Markland Technologies, Inc. (OTC BB:MRKL.OB - News) (http://www.marklandtech.com), an integrated homeland security company, announced today that it has reported preliminary, un-audited revenues of $4,767,000 for the month of July 2004, representing a nearly fifty-fold increase over prior year revenue for the same period. Most of this increase comes from Markland's newly acquired and wholly owned subsidiary, EOIR Technologies, Inc.

EOIR Technologies, Inc. has experienced strong sales revenue momentum in recent months as it continues to receive new contracts from Department of Defense, Department of Homeland Security and other US government intelligence agencies.

Markland CEO/Chairman Robert Tarini stated that, "We are very pleased with the progress achieved to date of integrating EOIR Technologies into our corporate operating structure. We believe the continuing elevated threat levels in the United States, and the Middle East, are fueling our growth in existing markets and providing a platform for expansion into new market segments which we believe will create the potential for increased revenue growth. The Markland workforce, which consists of approximately 200 employees, is completely dedicated to helping secure America now and into the future."

About Markland Technologies

Markland Technologies, Inc. is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is a Board member of the Homeland Security Industries Association
(http://www.hsianet.org).

"Forward-Looking Statements"

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: difficulties integrating our acquisition of EOIR, insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

Markland Technologies, Inc is a featured Company on HomelandDefenseStocks.com

For full details, click here:
http://www.homelanddefensestocks.com/Companies/MarklandTech/NewsReleases.asp

The ECON Investor Relations Inc. logo is available at:
http://media.primezone.com/prs/single/?pkgid=350


CONTACT:

Markland Technologies
http://www.marklandtech.com

ECON Corporate Services
1-866-730-1151
Dawn Van Zant
dvanzant@investorideas.com
or
Trevor Ruehs
truehs@investorideas.com

Source: ECON Investor Relations Inc.; Markland Technologies Inc.